                                                                Exhibit 99.2

                                  PROXY CARD



                                       STATEN ISLAND BANCORP, INC.
                         Proposed Holding Company for Staten Island Savings Bank

                                            Stock Sales Center
                                             45 Beach Street
                                      Staten Island, New York 10304
                                              (718) xxx-xxxx

                                             STOCK ORDER FORM


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DEADLINE  The Subscription Offering ends at Noon, Eastern Time, on October xx,
1997. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received at the address on the top of this form by this deadline, or it will be considered void.
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(1) Number of Shares          Price Per Share          (2) Total Amount Due
--------------------                                   --------------------
                               x  $10.00  =            $
--------------------                                   --------------------

The minimum number of shares that may be subscribed for is 25. The maximum individual subscription is 30,000 shares. No person, together with associates and persons acting in concert with such person may purchase more than 1.0% of the Common Stock sold in the Conversion.

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METHOD OF PAYMENT

(3)[ ] Enclosed is a check, bank draft or money order payable to Staten Island Bancorp, Inc. for $_________________ (or cash if presented in person).

(4)[ ] I authorize Staten Island Savings Bank to make withdrawals from my Staten Island Savings Bank certificate or savings account (s) shown below, and understand that the amounts will not otherwise be available for withdrawal:


          ACCOUNT NUMBER (S)              AMOUNT (S)
  ----------------------------------------------------------

  ----------------------------------------------------------

  ----------------------------------------------------------

  ----------------------------------------------------------

  ----------------------------------------------------------
               TOTAL WITHDRAWAL
                                  --------------------------

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(5) [ ] Check here if you are a DIRECTOR, OFFICER or EMPLOYEE of Staten Island
        Savings Bank or a member of such person's immediate family.

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(6) [ ] ASSOCIATE - ACTING IN CONCERT
        Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

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(7) PURCHASER INFORMATION (additional space on back of form)

a.[ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Staten Island Savings Bank as of March 31, 1996. Enter information below for all deposit accounts that you had at Staten Island Savings Bank on March 31, 1996.

b.[ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Staten Island Savings Bank as of June 30, 1997, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Staten Island Savings
      Bank on June 30, 1997

c.[ ] Other Member - Check here if you were a depositor with $50.00 or more on deposit with Staten Island Savings Bank as of XXXX xx, 1997, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Staten Island Savings Bank on xxxxx xx, 1997

d.[ ] Local Community - Check here if you are a permanent resident of Richmond or Kings Counties, New York.


     ACCOUNT TITLE (NAMES ON ACCOUNTS)                 ACCOUNT NUMBER
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(8) STOCK REGISTRATION


[ ] Individual          [ ] Uniform Transfer to Minors      [ ] Partnership
[ ] Joint Tenants       [ ] Uniform Gift to Minors          [ ] Individual Retirement Account
[ ] Tenants in Common   [ ] Corporation                     [ ] Fiduciary/Trust (Under Agreement Dated _________________)

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Name                                                 Social Security or Tax I.D.
--------------------------------------------------------------------------------

Name                                                 Social Security or Tax I.D.
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Street Address                                       Daytime Telephone
--------------------------------------------------------------------------------

City                  State       Zip Code           Evening Telephone
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[ ] NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)

        Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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ACKNOWLEDGMENT    By signing below, I acknowledge receipt of the Prospectus
dated September xx, 1997 and understand I may not change or revoke my order once it is received by Staten Island Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Staten Island Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

SIGNATURE    THIS FORM MUST BE SIGNED AND DATED TWICE: HERE AND ON THE
CERTIFICATION FORM ON THE REVERSE HEREOF.  THIS ORDER IS NOT VALID IF THE
STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL
BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

------------------------------------------------------------------------
Signature            Title (if applicable)           Date

------------------------------------------------------------------------
Signature            Title (if applicable)           Date

------------------------------------------------------------------------
FOR OFFICE          Date Rec'd _____/____/_____      Order #    _______
USE                 Check #  __________________      Category   _______
Batch #  _____      Amount $ __________________      Deposit  $ _______
------------------------------------------------------------------------

                                 PROXY CARD


                         STATEN ISLAND BANCORP, INC.
           Proposed Holding Company for Staten Island Savings Bank
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ITEM (6) CONTINUED; ASSOCIATE - ACTING IN CONCERT

      ASSOCIATES LISTED ON                  NUMBER OF
       OTHER STOCK ORDERS                SHARES ORDERED
------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

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ITEM (7) CONTINUED; PURCHASER INFORMATION

ACCOUNT TITLE (NAMES ON ACCOUNTS)          ACCOUNT NUMBER
------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

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DEFINITION OF ASSOCIATE
The term "associate" of a person is defined to mean (i) any corporation or other organization (other than Staten Island Bancorp, Inc.. ("Company"), Staten Island Savings Bank ("Staten Island Savings"), or a majority owned subsidiary of Staten Island Savings) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Company or Staten Island Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Company or Staten Island Savings or any of their subsidiaries.

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                             CERTIFICATION FORM
               (This Certification Must Be Signed In Addition
                 to the Stock Order Form On Reverse Hereof)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF STATEN ISLAND BANCORP, INC. IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY STATEN ISLAND SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Northeastern Regional Director, Robert C. Albanese, at (201) 413-1000.

I further certify that, before purchasing the shares of Common Stock of Staten Island Bancorp, Inc. I received a copy of the Prospectus dated, September xx, 1997 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 13 of the
Prospectus:

         1. Potential Low Return on Equity Following the Conversion; Uncertainty as to Future Growth Opportunities

         2.    Establishment of the Foundation

         3. Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment

         4. Risks Related to Commercial Real Estate Loans, Construction and Land Loans and Commercial Business Loans

         5.    Strong Competition Within the Bank's Market Area

         6.    Geographic Concentration of Loans

         7.    Certain Anti-Takeover Provisions

         8.    Legislation Limiting Deduction of Bad Debt Reserves

         9.    Regulatory Oversight and Legislation

         10.   Absence of Market for the Common Stock

         11.   Possible Increase in Number of Shares Issued in the Conversion

         12.   Possible Dilutive Effect of Issuance of Additional Shares

         13.   Possible Increased Compensation Expense After the Conversion

         14. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

         15.   Irrevocability of Orders; Potential Delay in Completion of
               Offerings

--------------------------------------    --------------------------------------
Signature                  Date           Signature                  Date

--------------------------------------    --------------------------------------


(NOTE: IF STOCK IS TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

                          STATEN ISLAND BANCORP, INC.
            Stock Ownership Guide and Stock Order Form Instructions

STOCK ORDER FORM INSTRUCTIONS
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ITEM 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered bye subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum individual subscription 30,000 shares. No person, together with associates and persons acting in concert with such person may purchase more than 1% of the Common Stock sold in the Conversion. Staten Island Bancorp, Inc. reserves the right to reject the subscription of any order received in the Community Offering, if any, in whole or in part.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Staten Island Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Staten Island Saving's current passbook rate of 2.85%.

ITEM 4 - To pay by withdrawal from a savings account or certificate at Staten Island Savings, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 - Please check this box to indicate whether you are a director, officer or employee of Staten Island Savings Bank, FSB or a member of such person's immediate family

ITEM 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

ITEM 7 - Please check the appropriate box if you were:

         a) A depositor with $50.00 or more on deposit at Staten Island Savings as of March 31, 1996. Enter information below for all deposit accounts that you had at Staten Island Savings on March 31, 1996.

         b) A depositor with $50.00 or more on deposit at Staten Island Savings as of June 30, 1997, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Staten Island Savings on June 30, 1997.

         c) A depositor of Staten Island Savings as of XXXX xx, 1997 but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Staten Island Savings on XXXX xx, 1997.
         d)      A permanent resident of Richmond or Kings Counties, New York.

ITEM 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Staten Island Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

STOCK OWNERSHIP GUIDE
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INDIVIDUAL - The Stock is to be registered in an individual's name only,  You man not list beneficiaries for this ownership

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state.
For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

CORPORATION/PARTNERSHIP - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Sales Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Staten Island Savings does not offer a self-directed IRA. Please contact the Stock Sales Center if you have any questions about your IRA account.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.